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                                                                    EXHIBIT 99.1

THURSDAY MARCH 8, 2001

PRESS RELEASE

PROXIM MOVES TO PROTECT DIRECT SEQUENCE WIRELESS NETWORKING PATENTS

PROXIM OFFERS PATENT LICENSING PROGRAM AND FILES LEGAL ACTIONS; RELATED CONFERENCE CALL ON MARCH 9, 2001, OPEN TO THE PUBLIC

     SUNNYVALE, Calif.--(BUSINESS WIRE)--March 8, 2001-- Proxim Inc. (Nasdaq:PROX - news), the leader in wirefree broadband networking, announced today that it has moved to protect its intellectual property rights for direct sequence wireless local area networking (WLAN) technology. In the rapidly growing market for wireless networking, two commonly used standards are IEEE 802.11b and IEEE 802.11DS. Proxim owns patents for implementation techniques used in many wireless products that comply with these standards. In order to protect its intellectual property and receive fair compensation for it, Proxim has commenced legal actions and is offering a licensing program.

     Proxim has initiated legal actions against six companies that sell direct sequence WLAN products and services based upon the IEEE 802.11b standard. These actions were filed in federal district courts in Boston and Delaware and include 3Com, Cisco, Intersil, SMC, Symbol and Wayport. Additional legal actions may follow.

     "Proxim's patents provide the basis for achieving optimum range, data rate and bandwidth using direct sequence WLAN products and services. Since higher data rates have been the most significant differentiating factor of IEEE 802.11b products, many WLAN vendors have been successful largely due to the use of our intellectual property," said Kevin Negus, Ph.D., vice president of business development at Proxim. "Our goal in taking these legal actions is simply to receive fair compensation for the use of our valuable intellectual property."

     Proxim is offering companies that sell direct sequence WLAN products and services a royalty-bearing license under Proxim's direct sequence WLAN patents. The license will allow such companies to continue selling direct sequence WLAN products and services, while providing Proxim with fair compensation. The royalty rate is more generous for companies that enter into licenses within a limited time period after notification.

     Proxim is notifying many companies that Proxim believes are currently or have been infringing claims in its direct sequence WLAN patents. Companies that are interested in more information about Proxim's direct sequence WLAN licensing program can contact Proxim via e-mail at patents@proxim.com or leave a message at 408/731-2777.

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     Proxim has scheduled a conference call on March 9, 2001, to discuss the patent licensing program. This call is open to the public and will be held at 5:30 a.m. PST (8:30 a.m. EST). To participate, dial 712/257-3066. The password is Proxim and the leader is Keith Glover. A replay of the conference call will be available for 24 hours after the call is completed. The replay number is 402/220-9808.

     About Proxim

     Proxim Inc. (Nasdaq:PROX - news) has over 15 years of experience designing and building wirefree broadband networking solutions for the home, enterprise and service provider markets. The Symphony(TM) product family offers easy-to-use, inexpensive wirefree networking for homes, small offices and classrooms, while the Farallon(TM) products extend these networking choices with a range of Ethernet, HPNA and wirefree solutions for both Mac and PC users. RangeLAN2(TM) offers wirefree broadband networking for the enterprise as well as a line of design-in modules for OEMs. Harmony(TM) provides enterprises with a low-cost architecture designed to work with any wirefree technology. Stratum(TM) products provide building-to-building networking connectivity for enterprises and service providers. Proxim is a Promoter of the Home Radio Frequency Working Group along with Compaq, Intel, Siemens, Motorola, National Semiconductor and other leaders in the wireless market. The company is headquartered in Sunnyvale, California with offices globally. Visit www.proxim.com for more information.

     This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning Proxim's ability to protect its intellectual property rights. Forward-looking statements involve a number of risks and uncertainties including, but not limited to, the risk that litigation initiated by Proxim may not be resolved in a manner favorable to Proxim, the risk that Proxim's litigation strategy may consume a significant amount of Proxim's cash resources and management attention, the risk that third parties may not agree to enter into licensing arrangements with Proxim and the risk that Proxim may subject itself to increased risk of lawsuits from third parties, as well as other factors more fully described in Proxim's reports to the Securities and Exchange Commission, including but not limited to Proxim's report on Form 10-K for the year ended December 31, 2000, and on form S-4 filed February 21, 2001. Proxim does not undertake to update any oral or written forward-looking statements that may be made by or on behalf of the company.

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     CONTACT:

     Alexander Ogilvy Public Relations
     Siobhan Bradley, 415/644-3086
     sbradley@alexanderogilvy.com